                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of report (date of earliest event reported):
                               December 1, 1997




                                  PACIFICORP

            (Exact name of registrant as specified in its charter)

    State of Oregon                 1-5152                     93-0246090
(State of Incorporation)          (Commission               (I.R.S. Employer
                                   File No.)               Identification No.)



700 N.E. Multnomah, Suite 1600, Portland, Oregon                    97232-4116
(Address of principal executive offices)                            (Zip Code)

              Registrant's telephone number, including area code:
                                (503) 731-2000



                                   No Change
         (Former Name or Former Address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          PacifiCorp's wholly-owned subsidiary, PacifiCorp Holdings, Inc.
(PHI) completed the sale of Pacific Telecom, Inc. (PTI) to Century Telephone Enterprises, Inc. (Century) on December 1, 1997. Pursuant with the Stock Purchase Agreement dated June 11, 1997, Century acquired all the stock of PTI for $1.5 billion in cash plus the assumption of PTI's debt. The sale is expected to result in an after-tax gain of approximately $370 million, or $1.25 per share, in the fourth quarter of 1997. Proceeds from the sale will be used to repay various short-term debt of PHI and the remaining proceeds will be invested in short-term money market instruments.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (b)  Pro forma Financial Information

               1.    Pro forma information contained on Form 8-K dated
                     June 13, 1997, under Item 7. "Financial Statements, Pro forma Financial Information and Exhibits," is incorporated herein by reference.

          (c)  Exhibits

               99(a) Stock Purchase Agreement dated as of June 11, 1997 by and among PacifiCorp Holdings, Inc., Pacific Telecom, Inc., Century Telephone Enterprises, Inc., and Century Cellunet, Inc. (Incorporated by reference to Exhibit 2.1 of Century Telephone Enterprises, Inc.'s Current Report on Form 8-K dated June 11, 1997, File No. 1-7784.)


                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PACIFICORP
                                        (Registrant)



                                        By: RICHARD T. O'BRIEN
                                            ________________________________
                                            Richard T. O'Brien
                                            Senior Vice President and
                                            Chief Financial Officer


Date:  December 2, 1997